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                 GLEN BURNIE BANCORP

                ARTICLES OF AMENDMENT
                       TO THE
              ARTICLES OF INCORPORATION


     Glen Burnie Bancorp (hereinafter "The Corporation"), a corporation organized and existing under the General Corporation Law of the State of Maryland ("MGCL"), hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

      I.  Article Five of The Corporation's Articles of
          Incorporation is hereby amended to read as follows:

               ARTICLE FIVE: The total number of shares of
               ------------
          capital stock which The Corporation has authority to issue is fifteen million (15,000,000) with a par value of One Dollar ($1.00) per share. The total par value of the shares shall be Fifteen Million Dollars ($15,000,000).

     II. The foregoing amendment to The Corporation's Articles of Incorporation was approved by a majority of the entire
     Board of Directors of The Corporation; and

     III. The foregoing amendment is limited to changes expressly authorized by Section 2-105(a)(12) and Section
     2-605 of the MGCL to be made without action by the stockholders.

     IV. In accordance with Section 2-607(b)(1) of the MGCL, the following information is presented:

          (i) The total number of shares of stock of all classes which The Corporation has authority to issue:

               IMMEDIATELY BEFORE
               ------------------
                 THE AMENDMENT           AS AMENDED
                 -------------           ----------

                   5,000,000             15,000,000

          (ii) The number of shares of stock of each class:

                       IMMEDIATELY BEFORE
                       ------------------
          CLASS          THE AMENDMENT       AS AMENDED
          -----          -------------       ----------
          Common Stock      5,000,000        15,000,000

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          (iii)  The par value of the shares of stock of each
          class:
                       IMMEDIATELY BEFORE
                       ------------------
          CLASS          THE AMENDMENT       AS AMENDED
          -----          -------------       ----------
        Common Stock        $10.00            $1.00

          (iv) The aggregate par value of all shares of all classes:


               IMMEDIATELY BEFORE
                 THE AMENDMENT             AS AMENDED
                 -------------            ----------
                  $50,000,000            $15,000,000


     IN WITNESS WHEREOF, Glen Burnie Bancorp has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary, and the undersigned officers acknowledge that these Articles of Amendment are the act of The Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under the penalties of perjury.


Date: December 27, 1999          /s/ F. William Kuethe, Jr.
      ------------------         -------------------------
                                 F. William Kuethe, Jr.
                                 President


ATTEST:


/s/ Dorothy A. Abel
-------------------------
Dorothy A. Abel
Secretary